Exhibit 10.3

FIRST AMENDMENT TO TRADEMARK SECURITY AGREEMENT

This FIRST AMENDMENT TO TRADEMARK SECURITY AGREEMENT (this “Amendment”) dated as of October 4, 2013, is delivered by AKORN, INC., a Louisiana corporation (“Akorn”) and ADVANCED VISION RESEARCH, INC., a Delaware corporation (“AVR” and together with Akorn, “Grantors” and each a “Grantor”), in favor of BANK OF AMERICA, N.A., as agent for the Secured Parties (“Agent”) in connection with the Loan Agreement described below.

R E C I T A L S:
WHEREAS, Grantors are indebted to Agent and the Secured Parties pursuant to that certain Loan and Security Agreement dated as of October 7, 2011 (as amended, restated, or otherwise modified from time to time, the “Loan Agreement”);
WHEREAS , Grantors and Agent are party to that certain Trademark Security Agreement dated as of October 7, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Trademark Agreement”), recorded on October 13, 2011, as Reel/Frame 4641/0166 with the U.S. Patent and Trademark Office; and
WHEREAS, Akorn has provided Agent with notice that Akorn has obtained additional trademarks;

NOW, THEREFORE, the parties hereto agree for valuable consideration to amend the Trademark Agreement as follows:
Section 1.                      Defined Terms.  Capitalized terms used herein without definition are used as defined in the Loan Agreement.
Section 2.                      Schedule 1.  Schedule 1 of the Trademark Agreement is hereby as of the date hereof amended by adding the additional trademarks set forth on Schedule 1 attached hereto; provided that no such amendment shall release or be deemed to release any security interest in any past, present or future trademark granted to Agent as collateral pursuant to the Loan Agreement. To induce Agent to enter into this Amendment, each Grantor represents and warrants to Agent as of the date hereof that, except as expressly set forth herein, nothing contained in this Amendment shall (A) amend, modify or alter any term or condition of the Trademark Agreement or any other Loan Document; or (B) diminish, prejudice or waive Agent or any Secured Party’s rights and remedies under the Trademark Agreement, any other Loan Document or Applicable Law, and Agent hereby reserves all of such rights and remedies.
Section 3.                      Loan Agreement.  The security interest granted pursuant to this Amendment is granted in conjunction with the security interest granted to the Agent pursuant to the Loan Agreement and Grantors hereby acknowledge and agree that the rights and remedies of the Agent with respect to the security interest in the trademark Collateral made and granted hereby are more fully set forth in the Loan Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.
Section 4.                      Grantors Remain Liable.  Each Grantor hereby agrees that, anything herein to the contrary notwithstanding, such Grantor shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with its trademarks subject to a security interest hereunder or under any other Loan Document.
Section 5.                      Counterparts.  This Amendment may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Amendment by signing and delivering one or more counterparts.
Section 6.                      Governing Law.  This Amendment shall be governed by the laws of the State of Illinois, without giving effect to any conflict of law principles (but giving effect to federal laws relating to national banks).

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first written above.

GRANTORS:

AKORN, INC.

By:	/s/ Joseph Bonaccorsi
Name:	Joseph Bonaccorsi
Title:	Secretary

ADVANCED VISION RESEARCH, INC.

By:	/s/ Joseph Bonaccorsi
Name	Joseph Bonaccorsi
Title	Secretary

Accepted and Agreed:

BANK OF AMERICA, N.A., as Agent

By:  /s/ Andrew J. Heinz
Name:  Andrew J. Heinz
Title:  Senior Vice President

SCHEDULE 1
to
TRADEMARK SECURITY AGREEMENT

Trademark	Owner	Status in Trademark Office	Federal Registration No.	Registration Date
EMLA®	Akorn, Inc.	Registered	1902331	July 4, 1995
	Akorn, Inc.	Registered	1848947	August 9, 1994